Exhibit 10.68
AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

The Employment Agreement made and entered into effective January 15, 2018 (the “Agreement”), by and between Perrigo Pharma International DAC, whose registered office is Treasury Building, Lower Grand Canal Street, Dublin 2 (the “Company”), and Uwe Röhrhoff (“Executive”), is hereby amended by this Amendment No. 1, effective as of January 26, 2018 (this “Amendment”).

WHEREAS, the Company and Executive desire to amend the Agreement in order to provide adequate time for Executive’s orderly resignation from the for-profit boards on which he sat prior to his entering into the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, Executive and the Company agree as follows:

1.	The second sentence of Paragraph 2(c) of the Agreement (“Standard of Services”) is amended and restated in its entirety, as follows:

“As soon as reasonably practicable following the Effective Date, but in any event on or prior to May 31, 2018, Executive shall resign from all boards of directors of for-profit entities on which he sits.”

2.	This Amendment may be executed in counterparts and each counterpart will be deemed an original.

3.	Except as expressly provided herein, the Agreement shall remain unaltered and of full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties as of the date written above.

EXECUTIVE

/s/ Uwe Röhrhoff
Name:	Uwe Röhrhoff
Title:	President and Chief Executive Officer,
Perrigo Pharma International DAC and Perrigo
Company plc

COMPANY

/s/ Todd W. Kingma
Name:	Todd W. Kingma
Title:	Executive Vice President, General
Counsel, and Secretary